                                    CONSENT

      THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNERS OF [CAPITAL
                    SOURCE L.P.] [CAPITAL SOURCE II L.P.-A]

    Reference is made to the Prospectus/Consent solicitation Statement dated
           , 1999, sent with this Consent Card relating to the proposed consolidation by merger (the "Transaction") of Capital Source L.P. and Capital Source II L.P.-A (the "Partnerships") with and into America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Company"). The undersigned hereby directs the Initial Limited Partner to vote as indicated below with respect to all Partnership BACs which the undersigned may be entitled to vote. Please put an "X" in the appropriate box to grant your consent "YES" in favor of the Transaction, "NO" to withhold your consent to the Transaction or to "ABSTAIN" from voting.

/ / "YES" I approve of my Partnership's participation in the Transaction and the adoption of the Amendments to the partnership agreement [and consent to the sale by Insured Mortgage Equities II, L.P. of its general partner interest in my Partnership to America First Capital Source II L.L.C.]

/ / "NO" I do not approve of my Partnership's participation in the Transaction or the adoption of the Amendments to the partnership agreement [and do not consent to the sale by Insured Mortgage Equities II, L.P. of its general partner interest in my Partnership to America First Capital Source II L.L.C.]

/ /  I wish to "ABSTAIN" from voting.

Signature of Investor                                                Signature of Co-Owner (if any)
Dated:                                                               Dated:

    PLEASE DATE, SIGN EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL, UNLESS YOUR NAME IS PRINTED INCORRECTLY; AND MAIL THIS CONSENT CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

    YOU MAY NOT REVOKE YOUR CONSENT AFTER IT HAS BEEN DELIVERED TO THE TABULATION AGENT, KISSEL-BLAKE.

    THIS CONSENT WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE INITIAL LIMITED PARTNER IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE VOTED FOR THE TRANSACTION.

                          (Continued on reverse side)

    INVESTORS WILL RECEIVE UNITS OF THE COMPANY UNLESS THE FOLLOWING ELECTION IS
MARKED:

/ / I wish to receive Variable Rate Junior Notes of the Company as described in the Prospectus/Consent Solicitation Statement.

                                        If you sign and return this Consent Card without indicating a vote, you will be deemed to have voted "YES" in favor of the Transaction and you will receive
                                        Units of the Company if the Transaction
                                        is consummated.

                                        By signing this Consent Card, you hereby
                                        acknowledge receipt of the
                                        Prospectus/Consent Solicitation
                                        Statement dated            , 1999, and
                                        furnished herewith.
             MAILING LABEL
     [Includes name of Partnership]     IF YOU HAVE ANY QUESTIONS OR NEED
                                        ASSISTANCE IN COMPLETING THE CONSENT
                                        CARD, PLEASE CALL AMERICA FIRST INVESTOR
                                        SERVICES DEPARTMENT, TOLL-FREE AT (800)
                                        239-8787, AND SELECT OPTION 2. YOU MAY
                                        E-MAIL INVESTOR SERVICES AT
                                        invserv@am1st.com.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED
ENVELOPE SO THAT IT ARRIVES NO LATER THAN 5:00 P.M. EASTERN TIME ON            ,
1999.